Exhibit 31.1

CERTIFICATION

I, Edward M. Kaye, M.D., certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Sarepta Therapeutics, Inc., (the “Registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 29, 2016	/s/ Edward M. Kaye, M.D.
Edward M. Kaye, M.D.
Interim Chief Executive Officer and Senior Vice President, Chief Medical Officer
(Principal Executive Officer)